Exhibit 99.1

News Release	Williams (NYSE: WMB) One Williams Center Tulsa, OK 74172 800-Williams www.williams.com

DATE: Tuesday, Feb. 10, 2026

MEDIA CONTACT:	INVESTOR CONTACTS:
media@williams.com (800) 945-8723	Danilo Juvane (918) 573-5075	Caroline Sardella (918) 230-9992

Williams Delivers Another Year of Record Results; Company to Host Analyst Day Event Today Starting at 8:30 a.m. ET

TULSA, Okla. – Williams (NYSE: WMB) today announced its unaudited financial results for the three and 12 months ended Dec. 31, 2025.

Natural gas focused strategy continues to drive key financial results
•GAAP net income: $2.615 billion, or $2.14 per diluted share (EPS), up 18% vs. 2024
•Adjusted net income: $2.571 billion, or $2.10 per diluted share (Adj. EPS), up 10% and 9%, respectively, vs. 2024
•Adjusted EBITDA: $7.750 billion, up $670 million or 9% vs. 2024
•Cash flow from operations (CFFO): $5.898 billion, up $924 million or 19% vs. 2024
•Available funds from operations (AFFO): $5.858 billion, up $480 million or 9% vs. 2024
•Raised dividend by 5% to $2.10 annualized for 2026; 52 consecutive years of dividend payments
•Ended year with 2.40x dividend coverage ratio (AFFO basis)
•2026 Adjusted EBITDA guidance range of $8.05 billion to $8.35 billion, up 6% vs. 2025 at midpoint

Robust project execution in 2025 fuels momentum for 2026 growth
•Completed 12 projects in 2025: 6 pipeline transmission, 2 gathering and 4 Deepwater
•Announced 10 projects in 2025: 5 pipeline transmission, 1 gathering, 1 storage and 3 power innovation projects
•Executed Haynesville E&P sale and strategic partnership with Woodside Energy
•Closed on acquisitions of Rimrock and Saber Midstream
•Announcing an additional power innovation project, Socrates the Younger, and the upsizing and extending of contract length for two projects currently in execution
•Recognized by S&P Global, CDP, ISS and MSCI for ongoing commitment to transparency, strong governance and environmental performance

CEO Perspective
Chad Zamarin, president and chief executive officer, made the following comments:

“In 2025, Williams delivered record Adjusted EBITDA of $7.75 billion, capping a five‑year Adjusted EBITDA CAGR of 9%, and a five-year EPS CAGR of 14%. Today we are announcing 2026 Adjusted

EBITDA guidance of $8.2 billion at the midpoint, reflecting the ongoing strong growth of our business as we realize the benefit of pipeline transmission and offshore projects that came online in 2025, as well as expected revenues from a partial year of our first power innovation project that is expected to come online in the second half of 2026.

“Our teams completed 1.1 Bcf/d of pipeline transmission projects in 2025 and are advancing another 7.1 Bcf/d of pipeline projects currently in execution. In addition, we are announcing a new power innovation project, Socrates the Younger, which increases our power innovation investment to over $7 billion of capital in execution. This consistent execution in key growth areas across our expanding footprint continues to open new commercial opportunities and reinforces our critical role in the nation’s energy future.”

Zamarin added, “As we look to 2026 and beyond, we are focused on delivering for shareholders through our position as the nation's natural gas infrastructure leader and our focus on reliable, affordable and clean energy infrastructure solutions. After five years of exceeding our earnings growth objectives and strong performance by our teams, we look forward to the next five years of opportunity and are excited to be so well positioned for even stronger performance, with many of the projects that will deliver the next five years of growth already commercialized and well underway."

Williams Summary Financial Information	4Q				Full Year
Amounts in millions, except ratios and per-share amounts. Per share amounts are reported on a diluted basis. Net income amounts are from continuing operations attributable to The Williams Companies, Inc. available to common stockholders.	2025		2024		2025		2024

GAAP Measures
Net Income	$733		$485		$2,615		$2,222
Net Income Per Share	$0.60		$0.40		$2.14		$1.82
Cash Flow From Operations	$1,576		$1,218		$5,898		$4,974

Non-GAAP Measures (1)
Adjusted EBITDA	$2,033		$1,776		$7,750		$7,080
Adjusted Net Income	$672		$579		$2,571		$2,347
Adjusted Earnings Per Share	$0.55		$0.47		$2.10		$1.92
Available Funds from Operations	$1,647		$1,335		$5,858		$5,378
Dividend Coverage Ratio	2.70	x	2.31	x	2.40	x	2.32	x

Other
Debt-to-Adjusted EBITDA at Quarter End (2)	3.71x		3.79	x
Capital Investments (Excluding Acquisitions) (3) (4)	$1,532		$760		$4,294		$2,706

(1) Schedules reconciling Adjusted Net Income, Adjusted EBITDA, Available Funds from Operations and Dividend Coverage Ratio (non-GAAP measures) to the most comparable GAAP measure are available at www.williams.com and as an attachment to this news release.

(2) Does not represent leverage ratios measured for WMB credit agreement compliance or leverage ratios as calculated by the major credit ratings agencies. Debt is net of cash on hand and $573 million of cash purchases of certain reimbursable long-lead Power Innovation equipment, and Adjusted EBITDA reflects the sum of the last four quarters.

(3) Capital investments includes increases to property, plant, and equipment (growth & maintenance), purchases of and contributions to equity-method investments and purchases of other long-term investments.

(4) Fourth quarter and full-year 2025 capital excludes $712 million for certain reimbursable long-lead equipment and $372 million for the Louisiana LNG and Driftwood Pipeline purchase. Full-year 2025 capital also excludes $319 million for the Rimrock acquisition, which closed January 2025; $153 million for the investment in Cogentrix, which closed March 2025; and $43 million for the acquisition of Saber Midstream, which closed June 2025. Fourth quarter and full-year 2024 capital excludes $249 million for the Crowheart acquisition. Full-year 2024 capital also excludes $1.844 billion for the acquisition of the Gulf Coast Storage assets, which closed January 2024, and $151 million for the Discovery consolidation, which closed August 2024.

GAAP Measures
Fourth-quarter and full-year 2025 net income increased by $248 million and $393 million, respectively, compared to the prior year. Both comparative periods benefited from:

•Higher service revenues of $208 million and $720 million, respectively, driven by Transco’s higher net rates and expansion projects, new Gulf volumes, and higher gathering and processing volumes including acquisitions,
•Favorable changes of $252 million and $517 million, respectively, in net unrealized gains/losses on commodity derivatives, and
•Higher equity earnings of $182 million and $200 million, respectively, primarily reflecting an increased valuation of our Cogentrix investment and contributions from Appalachia Midstream and Blue Racer investments,
•Higher net realized sales from upstream operations of $29 million and $161 million, respectively, including contributions from the fourth-quarter 2024 Crowheart acquisition.

These favorable changes were impacted by:
•Impairments of certain assets totaling $187 million and $212 million, respectively, primarily related to the planned sale of gas gathering assets in the Mid-Continent region,
•A higher provision for income taxes of $153 million and $217 million, respectively, driven by increased pre-tax income,
•Higher depreciation expense, higher operating and administrative costs driven by acquisitions and assets placed in service, and higher net interest expense.
•The full-year period also reflected $301 million of lower investing income, driven by the absence of third-quarter 2024 gains totaling $276 million related to the sale of our Aux Sable interests and the Discovery Acquisition, as well as lower commodity margins, lower equity allowance for funds used during construction (equity AFUDC) associated with capital projects at Transco, and increased income attributable to noncontrolling interests.

Fourth-quarter and full-year 2025 cash flow from operations increased compared to the prior year primarily due to higher operating results exclusive of non-cash items. Both periods also benefited from favorable net changes in derivative collateral requirements.

Non-GAAP Measures
Fourth-quarter and full-year 2025 Adjusted EBITDA increased by $257 million and $670 million, respectively, over the prior year, driven by the previously described increases in service revenues and net realized sales from upstream operations, partially offset by higher operating and administrative costs. The full-year comparison was also impacted by lower equity AFUDC.

Fourth-quarter and full-year 2025 Adjusted Net Income improved by $93 million and $224 million, respectively, over the prior year, driven by the previously described impacts to net income, adjusted primarily to remove the effects of net unrealized gains/losses on commodity derivatives, the third-quarter 2024 investing income gains, the 2025 impairments, the equity earnings from the increased valuation of our Cogentrix investment, and the related income tax effects of such adjustments.

Fourth-quarter and full-year 2025 Available Funds From Operations (AFFO) increased by $312 million and $480 million, respectively, compared to the prior year primarily due to higher adjusted operating results exclusive of noncash items.

Business Segment Results & Form 10-K
Williams' operations are comprised of the following reportable segments: Transmission, Power & Gulf; Northeast G&P; West and Gas & NGL Marketing Services, as well as Other. For more information, see the company's 2025 Form 10-K.

	Fourth Quarter						Full Year
Amounts in millions	Modified EBITDA			Adjusted EBITDA			Modified EBITDA			Adjusted EBITDA
	4Q 2025	4Q 2024	Change	4Q 2025	4Q 2024	Change	2025	2024	Change	2025	2024	Change
Transmission, Power & Gulf	$998	$825	$173	$998	$826	$172	$3,720	$3,273	$447	$3,710	$3,307	$403
Northeast G&P	508	497	11	508	499	9	2,028	1,958	70	2,028	1,966	62
West	201	344	(143)	388	345	43	1,238	1,312	(74)	1,450	1,322	128
Gas & NGL Marketing Services	135	(110)	245	42	36	6	311	(124)	435	193	215	(22)
Other	90	56	34	97	70	27	376	237	139	369	270	99
Total	$1,932	$1,612	$320	$2,033	$1,776	$257	$7,673	$6,656	$1,017	$7,750	$7,080	$670

Note: Williams uses Modified EBITDA for its segment reporting. Definitions of Modified EBITDA and Adjusted EBITDA and schedules reconciling to net income are included in this news release.

Transmission, Power & Gulf
Fourth-quarter and full-year 2025 Modified and Adjusted EBITDA improved compared to the prior year driven by Transco’s higher net rates and expansion projects, as well as new Gulf volumes. The full-year also reflects higher operating and administrative costs and lower equity AFUDC. Modified EBITDA for full-year 2024 was impacted by one-time acquisition costs and the unfavorable impact of a change in payroll policy, which are excluded from Adjusted EBITDA.

Northeast G&P
Fourth-quarter and full-year 2025 Modified and Adjusted EBITDA increased compared to the prior year driven primarily by higher gathering volumes at Bradford within Appalachia Midstream. The full-year period also benefited from higher volumes at Ohio Valley Midstream and contributions from Blue Racer, partially offset by the absence of Aux Sable, which was sold in third-quarter 2024.

West
Fourth-quarter and full-year 2025 Modified EBITDA was impacted by the previously described impairment of gas gathering assets in the Mid-Continent region, which is excluded from Adjusted EBITDA. Both Modified and Adjusted EBITDA for the quarterly and full-year periods benefited from the Louisiana Energy Gateway project coming into service, new volumes from the 2025 Rimrock and Saber acquisitions, and higher volumes in the Haynesville region, partially offset by lower minimum volume commitment (MVC) revenues in the Eagle Ford region.

Gas & NGL Marketing Services
Fourth-quarter and full-year 2025 Modified EBITDA increased from the prior year primarily reflecting $251 million and $481 million, respectively, of net favorable changes in unrealized gains/losses on commodity derivatives, which are excluded from Adjusted EBITDA. Both periods reflected lower gas marketing margins partially offset by proportional EBITDA from the March 2025 investment in Cogentrix.

Other
The increases in fourth-quarter and full-year 2025 Modified and Adjusted EBITDA compared to the prior year reflects contributions from the fourth-quarter 2024 Crowheart acquisition. Full-year Modified EBITDA also includes a $36 million net favorable change in unrealized gains/losses on commodity derivatives, which is excluded from Adjusted EBITDA.

2026 Financial Guidance
The company expects 2026 Adjusted EBITDA between $8.05 billion and $8.35 billion. The company also expects 2026 growth capex between $6.1 billion and $6.7 billion and maintenance capex between $850 million and $950 million. Williams anticipates a leverage ratio midpoint for 2026 of ~4.0x and has increased the dividend by 5% on an annualized basis to $2.10 in 2026 from $2.00 in 2025. Guidance for 2026 growth capex and debt-to-adjusted EBITDA exclude certain reimbursable long-lead equipment.

Williams 2026 Analyst Day Schedule for Today; Materials to be Posted Shortly
Williams is hosting its 2026 Analyst Day event this morning, beginning at 8:30 a.m. Eastern Time (7:30 a.m. Central Time). In addition to discussing 2025 results, Williams' management will give in-depth presentations covering the company's natural gas infrastructure strategy designed to meet growing clean energy demands. These presentations will highlight the company’s efficient operations, disciplined project execution, strong financial position and financial guidance. Presentation slides and earnings materials will be accessible on the Williams’ Investor Relations website shortly.

Participants who wish to view the live presentation can access the webcast here: https://edge.media-server.com/mmc/p/6nt6ss65/

A replay of the 2026 Analyst Day webcast will also be available on the website for at least 90 days following the event.

About Williams
Williams (NYSE: WMB) is a trusted energy industry leader committed to safely, reliably and responsibly meeting growing energy demand. We use our infrastructure to deliver one third of the nation’s natural gas to where it's needed most, supplying the energy used to heat our homes, cook our food and generate low-carbon electricity. For over a century, we’ve been driven by a passion for doing things the right way. Today, our team of problem solvers is leading the charge into the clean energy future. Learn more at www.williams.com.

The Williams Companies, Inc.
Consolidated Statement of Income
(Unaudited)

	Year Ended December 31,
	2025	2024	2023
	(Millions, except per-share amounts)
Revenues:
Service revenues	$8,348	$7,628	$7,026
Service revenues – commodity consideration	192	134	146
Product sales	3,290	2,991	2,779
Net gain (loss) from commodity derivatives	120	(250)	956
Total revenues	11,950	10,503	10,907
Costs and expenses:
Product costs	2,133	2,075	1,884
Net processing commodity expenses	66	43	151
Operating and maintenance expenses	2,282	2,179	1,984
Depreciation, depletion, and amortization expenses	2,347	2,219	2,071
General and administrative expenses	721	708	665
Impairment or write-off of certain assets	212	—	10
Gain on sale of business	—	—	(129)
Other (income) expense – net	(7)	(60)	(40)
Total costs and expenses	7,754	7,164	6,596
Operating income (loss)	4,196	3,339	4,311
Equity earnings (losses)	760	560	589
Other investing income (loss) – net	42	343	108
Interest expense	(1,442)	(1,364)	(1,236)
Net gain from Energy Transfer litigation judgment	—	—	534
Other income (expense) – net	69	108	99
Income (loss) before income taxes	3,625	2,986	4,405
Less: Provision (benefit) for income taxes	857	640	1,005
Income (loss) from continuing operations	2,768	2,346	3,400
Income (loss) from discontinued operations	—	—	(97)
Net income (loss)	2,768	2,346	3,303
Less: Net income (loss) attributable to noncontrolling interests	150	121	124
Net income (loss) attributable to The Williams Companies, Inc.	2,618	2,225	3,179
Less: Preferred stock dividends	3	3	3
Net income (loss) available to common stockholders	$2,615	$2,222	$3,176
Amounts attributable to The Williams Companies, Inc. available to common stockholders:
Income (loss) from continuing operations	$2,615	$2,222	$3,273
Income (loss) from discontinued operations	—	—	(97)
Net income (loss) available to common stockholders	$2,615	$2,222	$3,176
Basic earnings (loss) per common share:
Income (loss) from continuing operations	$2.14	$1.82	$2.69
Income (loss) from discontinued operations	—	—	(.08)
Net income (loss) available to common stockholders	$2.14	$1.82	$2.61
Weighted-average shares (millions)	1,221	1,219	1,218
Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$2.14	$1.82	$2.68
Income (loss) from discontinued operations	—	—	(.08)
Net income (loss) available to common stockholders	$2.14	$1.82	$2.60
Weighted-average shares (millions)	1,225	1,223	1,223

The Williams Companies, Inc.
Consolidated Balance Sheet
(Unaudited)

	December 31,
	2025	2024
	(Millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$63	$60
Trade accounts and other receivables (net of allowance of ($1) at December 31, 2025 and December 31, 2024)	2,084	1,863
Inventories	314	279
Assets held for sale	318	1
Derivative assets	209	267
Other current assets and deferred charges	256	191
Total current assets	3,244	2,661
Investments	4,559	4,140
Property, plant, and equipment – net	41,996	38,692
Intangible assets – net	6,763	7,209
Regulatory assets, deferred charges, and other	2,011	1,830
Total assets	$58,573	$54,532

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,224	$1,613
Liabilities held for sale	63	—
Derivative liabilities	135	164
Other current liabilities	1,639	1,360
Commercial paper	700	455
Long-term debt due within one year	1,345	1,720
Total current liabilities	6,106	5,312
Long-term debt	27,316	24,736
Deferred income tax liabilities	5,170	4,376
Regulatory liabilities, deferred income, and other	4,986	5,268
Contingent liabilities and commitments

Equity:
Stockholders’ equity:
Preferred stock ($1 par value; 30 million shares authorized at December 31, 2025 and December 31, 2024; 35 thousand shares issued at December 31, 2025 and December 31, 2024)	35	35
Common stock ($1 par value; 1,470 million shares authorized at December 31, 2025 and December 31, 2024; 1,261 million shares issued at December 31, 2025 and 1,258 million shares issued at December 31, 2024)	1,261	1,258
Capital in excess of par value	24,801	24,643
Retained deficit	(12,237)	(12,396)
Accumulated other comprehensive income (loss)	127	76
Treasury stock, at cost (39 million shares at December 31, 2025 and December 31, 2024 of common stock)	(1,180)	(1,180)
Total stockholders’ equity	12,807	12,436
Noncontrolling interests in consolidated subsidiaries	2,188	2,404
Total equity	14,995	14,840
Total liabilities and equity	$58,573	$54,532

The Williams Companies, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Year Ended December 31,
	2025	2024	2023
	(Millions)
OPERATING ACTIVITIES:
Net income (loss)	$2,768	$2,346	$3,303
Adjustments to reconcile to net cash provided (used) by operating activities:
Depreciation, depletion, and amortization	2,347	2,219	2,071
Provision (benefit) for deferred income taxes	744	506	951
Equity (earnings) losses	(760)	(560)	(589)
Distributions from equity-method investees	800	789	796
Impairment or write-off of certain assets	212	—	10
Net unrealized (gain) loss from commodity derivative instruments	(150)	367	(660)
Gain on sale of business	—	—	(129)
Gain on disposition of equity-method investments	—	(149)	—
Gain on remeasurement of equity-method investments	—	(127)	(30)
Inventory write-downs	8	10	30
Amortization of stock-based awards	93	99	77
Cash provided (used) by changes in current assets and liabilities:
Accounts receivable	(219)	(169)	1,089
Inventories	(45)	(9)	13
Other current assets and deferred charges	(71)	9	60
Accounts payable	115	139	(1,009)
Other current liabilities	170	35	(19)
Changes in current and noncurrent commodity derivative assets and liabilities	99	(286)	200
Other, including changes in noncurrent assets and liabilities	(213)	(245)	(226)
Net cash provided (used) by operating activities	5,898	4,974	5,938
FINANCING ACTIVITIES:
Proceeds from (payments of) commercial paper – net	245	(269)	372
Proceeds from long-term debt	4,940	3,594	2,755
Payments of long-term debt	(2,827)	(2,946)	(634)
Payments for debt issuance costs	(45)	(32)	(23)
Proceeds from issuance of common stock	9	10	6
Purchases of treasury stock	—	—	(130)
Common dividends paid	(2,442)	(2,316)	(2,179)
Dividends and distributions paid to noncontrolling interests	(259)	(242)	(213)
Contributions from noncontrolling interests	36	36	18
Other – net	(63)	(36)	(21)
Net cash provided (used) by financing activities	(406)	(2,201)	(49)
INVESTING ACTIVITIES:
Property, plant, and equipment:
Capital expenditures (1)	(4,893)	(2,573)	(2,516)
Dispositions – net	(106)	(105)	(51)
Proceeds from sale of business	—	—	346
Purchases of businesses, net of cash acquired	(1)	(2,244)	(1,568)
Proceeds from dispositions of equity-method investments	—	161	—
Purchases of and contributions to equity-method investments	(511)	(114)	(141)
Other – net	22	12	39
Net cash provided (used) by investing activities	(5,489)	(4,863)	(3,891)
Increase (decrease) in cash and cash equivalents	3	(2,090)	1,998
Cash and cash equivalents at beginning of year	60	2,150	152
Cash and cash equivalents at end of period	$63	$60	$2,150
_________
(1) Increases to property, plant, and equipment	$(5,375)	$(2,581)	$(2,564)
Changes in related accounts payable and accrued liabilities	482	8	48
Capital expenditures	$(4,893)	$(2,573)	$(2,516)

Transmission, Power & Gulf
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Regulated interstate natural gas transportation, storage, and other revenues (1)	$836	$805	$833	$864	$3,338	$873	$892	$930	$953	$3,648
Gathering, processing, storage and transportation revenues (1)	137	147	167	170	621	179	218	237	258	892
Other fee revenues	12	9	7	9	37	13	11	6	9	39
Commodity margins	9	5	11	28	53	14	17	16	21	68
Operating and administrative costs (1)	(254)	(261)	(294)	(295)	(1,104)	(270)	(286)	(290)	(296)	(1,142)
Other segment income (expenses) - net (1)	43	54	46	12	155	13	2	37	16	68
Proportional Modified EBITDA of equity-method investments	46	49	41	37	173	36	37	37	37	147
Modified EBITDA	829	808	811	825	3,273	858	891	973	998	3,720
Adjustments	10	4	19	1	34	4	12	(26)	—	(10)
Adjusted EBITDA	$839	$812	$830	$826	$3,307	$862	$903	$947	$998	$3,710

Statistics for Operated Assets
Natural Gas Transmission (2)
Transcontinental Gas Pipe Line
Avg. daily transportation volumes (MMdth)	14.6	12.9	14.3	14.1	14.0	15.9	14.0	14.9	15.0	15.0
Avg. daily firm reserved capacity (MMdth)	20.3	19.7	20.1	20.4	20.1	20.8	20.6	20.6	21.0	20.8
Northwest Pipeline LLC
Avg. daily transportation volumes (MMdth)	3.1	2.2	2.1	2.1	2.4	3.0	2.4	2.4	2.6	2.6
Avg. daily firm reserved capacity (MMdth)	3.8	3.7	3.7	3.7	3.7	3.7	3.7	3.7	3.7	3.7
MountainWest (3)
Avg. daily transportation volumes (MMdth)	4.3	3.2	3.6	4.1	3.8	3.7	3.1	3.3	3.5	3.4
Avg. daily firm reserved capacity (MMdth)	8.4	8.0	8.1	8.3	8.2	8.4	8.0	8.0	8.3	8.2
Gulfstream - Non-consolidated
Avg. daily transportation volumes (MMdth)	1.0	1.2	1.4	1.1	1.2	1.0	1.3	1.4	1.1	1.2
Avg. daily firm reserved capacity (MMdth)	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4	1.4
Gathering, Processing, and Crude Oil Transportation
Gathering volumes (Bcf/d)	0.52	0.58	0.55	0.55	0.55	0.58	0.68	0.75	0.86	0.72
Plant inlet natural gas volumes (Bcf/d)	0.72	0.62	0.73	0.75	0.71	0.78	0.89	0.97	1.05	0.93
NGL production (Mbbls/d)	43	43	49	54	47	61	76	87	101	81
NGL equity sales (Mbbls/d)	8	10	9	13	10	10	15	12	16	13
Crude oil transportation volumes (Mbbls/d)	118	114	109	110	113	124	196	238	274	208

(1) Excludes certain amounts associated with revenues and operating costs for tracked or reimbursable charges.
(2) Tbtu converted to MMdth at one trillion British thermal units = one million dekatherms.
(3) Includes 100% of the volumes associated with the operated equity-method investment White River Hub, LLC.

Northeast G&P
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Gathering, processing, transportation, and fractionation revenues (1)	$411	$398	$407	$419	$1,635	$420	$419	$421	$418	$1,678
Other fee revenues	34	35	33	33	135	35	37	36	37	145
Commodity margins	11	—	8	5	24	6	6	6	6	24
Operating and administrative costs (1)	(108)	(108)	(120)	(105)	(441)	(106)	(113)	(114)	(116)	(449)
Other segment income (expenses) - net	(1)	3	(1)	2	3	—	(2)	(5)	(3)	(10)
Proportional Modified EBITDA of equity-method investments	157	153	149	143	602	159	154	161	166	640
Modified EBITDA	504	481	476	497	1,958	514	501	505	508	2,028
Adjustments	—	(2)	8	2	8	—	—	—	—	—
Adjusted EBITDA	$504	$479	$484	$499	$1,966	$514	$501	$505	$508	$2,028

Statistics for Operated Assets
Gathering and Processing
Consolidated (2)
Gathering volumes (Bcf/d)	4.33	4.11	4.04	4.16	4.16	4.39	4.15	4.10	4.02	4.16
Plant inlet natural gas volumes (Bcf/d)	1.76	1.77	1.99	1.93	1.86	1.86	1.89	1.90	1.90	1.89
NGL production (Mbbls/d)	133	136	140	145	139	137	138	150	147	143
NGL equity sales (Mbbls/d)	1	1	1	—	1	1	1	2	1	1
Non-consolidated (3)
Gathering volumes (Bcf/d)	6.57	6.24	6.20	6.05	6.27	6.47	6.72	6.72	7.01	6.73
Plant inlet natural gas volumes (Bcf/d)	0.98	0.94	0.98	1.04	0.98	0.94	1.13	1.16	1.16	1.10
NGL production (Mbbls/d)	72	70	72	74	72	68	71	81	80	75
NGL equity sales (Mbbls/d)	3	6	5	5	5	5	4	2	1	3

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes volumes associated with Susquehanna Supply Hub, the Northeast JV, and Utica Supply Hub, all of which are consolidated.
(3) Includes 100% of the volumes associated with operated equity-method investments, including the Laurel Mountain Midstream partnership, Blue Racer Midstream, and the Bradford Supply Hub and the Marcellus South Supply Hub within the Appalachia Midstream Services partnership.

West
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Net gathering, processing, transportation, storage, and fractionation revenues (1)	$421	$397	$409	$427	$1,654	$415	$426	$449	$474	$1,764
Other fee revenues	8	5	4	8	25	8	5	6	8	27
Commodity margins	12	30	27	28	97	34	29	29	26	118
Operating and administrative costs (1)	(139)	(148)	(157)	(147)	(591)	(152)	(150)	(150)	(153)	(605)
Other segment income (expenses) - net	—	(2)	5	(8)	(5)	11	(1)	(3)	(3)	4
Impairment or write-off of certain assets	—	—	—	—	—	—	—	(25)	(187)	(212)
Proportional Modified EBITDA of equity-method investments	25	36	35	36	132	38	32	36	36	142
Modified EBITDA	327	318	323	344	1,312	354	341	342	201	1,238
Adjustments	1	1	7	1	10	—	—	25	187	212
Adjusted EBITDA	$328	$319	$330	$345	$1,322	$354	$341	$367	$388	$1,450

Statistics for Operated Assets
Gathering and Processing
Gathering volumes (Bcf/d)	5.75	5.25	5.38	5.46	5.46	5.69	5.94	6.14	6.56	6.09
Plant inlet natural gas volumes (Bcf/d)	1.52	1.48	1.57	1.57	1.54	1.52	1.69	1.72	1.78	1.68
NGL production (Mbbls/d)	87	91	91	90	90	83	102	103	105	99
NGL equity sales (Mbbls/d)	6	8	6	7	7	6	8	7	7	7
NGL and Crude Oil Transportation volumes (Mbbls/d) (2)	220	292	304	314	282	310	292	294	281	294

(1) Excludes certain amounts associated with revenues and operating costs for reimbursable charges.
(2) Includes 100% of the volumes associated with Overland Pass Pipeline Company (an operated equity-method investment), Rocky Mountain Midstream, and Bluestem pipelines.

Gas & NGL Marketing Services
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Commodity margins	$236	$3	$23	$63	$325	$191	$(16)	$6	$45	$226
Net unrealized gain (loss) from derivative instruments	(95)	(106)	10	(150)	(341)	(3)	(4)	46	101	140
Operating and administrative costs	(40)	(23)	(22)	(23)	(108)	(39)	(19)	(14)	(21)	(93)
Other segment income (expenses) - net	—	—	—	—	—	—	1	—	1	2
Proportional Modified EBITDA of equity-method investments	—	—	—	—	—	3	8	16	9	36
Modified EBITDA	101	(126)	11	(110)	(124)	152	(30)	54	135	311
Adjustments	88	112	(7)	146	339	3	15	(43)	(93)	(118)
Adjusted EBITDA	$189	$(14)	$4	$36	$215	$155	$(15)	$11	$42	$193

Statistics
Product Sales Volumes
Natural Gas (Bcf/d)	7.53	6.98	7.14	6.81	7.11	7.27	6.17	6.52	6.34	6.57
NGLs (Mbbls/d)	170	162	182	196	177	182	170	174	215	185

Other
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year
Service revenues	$4	$4	$4	$3	$15	$4	$4	$4	$4	$16
Net realized product sales	113	109	96	137	455	153	146	151	166	616
Net unrealized gain (loss) from derivative instruments	3	(25)	3	(7)	(26)	(29)	40	5	(6)	10
Operating and administrative costs	(51)	(50)	(51)	(77)	(229)	(54)	(76)	(71)	(82)	(283)
Other segment income (expenses) - net	7	9	4	—	20	1	4	4	8	17
Proportional Modified EBITDA of equity-method investments	—	—	2	—	2	—	—	—	—	—
Modified EBITDA	76	47	58	56	237	75	118	93	90	376
Adjustments	(2)	24	(3)	14	33	29	(40)	(3)	7	(7)
Adjusted EBITDA	$74	$71	$55	$70	$270	$104	$78	$90	$97	$369

Statistics
Net Product Sales Volumes
Natural Gas (Bcf/d)	0.28	0.24	0.29	0.29	0.27	0.27	0.29	0.30	0.31	0.29
NGLs (Mbbls/d)	8	8	9	10	9	10	12	11	13	11
Crude Oil (Mbbls/d)	5	5	4	5	5	7	8	7	7	7

Capital Expenditures and Investments
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Capital expenditures:
Transmission, Power & Gulf	$310	$397	$459	$428	$1,594	$369	$590	$660	$1,639	$3,258
Northeast G&P	71	46	54	53	224	62	39	57	53	211
West	120	90	98	180	488	549	274	172	119	1,114
Gas & NGL Marketing Services	—	—	1	—	1	—	1	—	—	1
Other	43	46	70	107	266	32	68	65	144	309
Total (1)	$544	$579	$682	$768	$2,573	$1,012	$972	$954	$1,955	$4,893

Purchases of and contributions to equity-method investments:
Transmission, Power & Gulf	$27	$10	$—	$—	$37	$—	$—	$—	$313	$313
Northeast G&P	25	19	19	12	75	10	10	12	6	38
West	—	1	—	1	2	—	—	1	—	1
Gas & NGL Marketing Services	—	—	—	—	—	153	—	—	—	153
Other	—	—	—	—	—	—	6	—	—	6
Total	$52	$30	$19	$13	$114	$163	$16	$13	$319	$511

Summary:
Transmission, Power & Gulf	$337	$407	$459	$428	$1,631	$369	$590	$660	$1,952	$3,571
Northeast G&P	96	65	73	65	299	72	49	69	59	249
West	120	91	98	181	490	549	274	173	119	1,115
Gas & NGL Marketing Services	—	—	1	—	1	153	1	—	—	154
Other	43	46	70	107	266	32	74	65	144	315
Total	$596	$609	$701	$781	$2,687	$1,175	$988	$967	$2,274	$5,404

Capital investments:
Increases to property, plant, and equipment	$509	$632	$699	$741	$2,581	$978	$1,063	$1,038	$2,296	$5,375
Purchases of businesses, net of cash acquired	1,851	(7)	151	249	2,244	1	—	—	—	1
Purchases of and contributions to equity-method investments	52	30	19	13	114	163	16	13	319	511
Purchases of other long-term investments	2	1	2	6	11	1	3	2	1	7
Total	$2,414	$656	$871	$1,009	$4,950	$1,143	$1,082	$1,053	$2,616	$5,894

(1) Increases to property, plant, and equipment	$509	$632	$699	$741	$2,581	$978	$1,063	$1,038	$2,296	$5,375
Changes in related accounts payable and accrued liabilities	35	(53)	(17)	27	(8)	34	(91)	(84)	(341)	(482)
Capital expenditures	$544	$579	$682	$768	$2,573	$1,012	$972	$954	$1,955	$4,893

Contributions from noncontrolling interests	$26	$10	$—	$—	$36	$5	$14	$3	$14	$36
Contributions in aid of construction	$10	$13	$—	$4	$27	$10	$16	$11	$14	$51
Proceeds from dispositions of equity-method investments	$—	$—	$161	$—	$161	$—	$—	$—	$—	$—

Non-GAAP Measures
This news release and accompanying materials may include certain financial measures – adjusted EBITDA, adjusted income (“earnings”), adjusted earnings per share, available funds from operations and dividend coverage ratio – that are non-GAAP financial measures as defined under the rules of the SEC.

Our segment performance measure, modified EBITDA, is defined as net income (loss) before income (loss) from discontinued operations, income tax expense, net interest expense, equity earnings from equity-method investments, other net investing income, impairments of equity investments and goodwill, depreciation and amortization expense, and accretion expense associated with asset retirement obligations for nonregulated operations. We also add our proportional ownership share (based on ownership interest) of modified EBITDA of equity-method investments, including our indirect share from interests owned by equity-method investees.

Adjusted EBITDA further excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Such items are excluded from net income to determine adjusted income and adjusted earnings per share. Management believes this measure provides investors meaningful insight into results from ongoing operations.

Available funds from operations (AFFO) is defined as cash flow from operations excluding the effect of changes in working capital and certain other changes in noncurrent assets and liabilities, reduced by preferred dividends and net distributions to noncontrolling interests. AFFO may be adjusted to exclude certain items that we characterize as unrepresentative of our ongoing operations.

This news release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of assets and the cash that the business is generating.

Neither adjusted EBITDA, adjusted income, nor available funds from operations are intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income
(UNAUDITED)
	2024					2025
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$631	$401	$705	$485	$2,222	$690	$546	$646	$733	$2,615

Income (loss) from continuing operations - diluted earnings (loss) per common share (1)	$.52	$.33	$.58	$.40	$1.82	$.56	$.45	$.53	$.60	$2.14
Adjustments:
Transmission, Power & Gulf
Transco rate case timing*	$—	$—	$—	$—	$—	$4	$11	$(15)	$—	$—
Acquisition and transition-related costs*	10	4	3	1	18	—	1	—	—	1
Net gain related to certain asset retirements*	—	—	—	—	—	—	—	(11)	—	(11)
Impact of change in payroll policy*	—	—	16	—	16	—	—	—	—	—
Total Transmission, Power & Gulf adjustments	10	4	19	1	34	4	12	(26)	—	(10)
Northeast G&P
Adjustment of prior year accrual for loss contingency*	—	(3)	—	—	(3)	—	—	—	—	—
Our share of operator transition costs at Blue Racer Midstream*	—	1	1	2	4	—	—	—	—	—
Impact of change in payroll policy*	—	—	7	—	7	—	—	—	—	—
Total Northeast G&P adjustments	—	(2)	8	2	8	—	—	—	—	—
West
Acquisition and transition-related costs*	1	1	—	1	3	—	—	—	—	—
Impairment or write-off of certain assets	—	—	—	—	—	—	—	25	187	212
Impact of change in payroll policy*	—	—	7	—	7	—	—	—	—	—
Total West adjustments	1	1	7	1	10	—	—	25	187	212
Gas & NGL Marketing Services
Impact of volatility on NGL linefill transactions*	(6)	5	2	(4)	(3)	—	11	3	8	22
Net unrealized (gain) loss from derivative instruments	94	107	(10)	150	341	3	4	(46)	(101)	(140)
Impact of change in payroll policy*	—	—	1	—	1	—	—	—	—	—
Total Gas & NGL Marketing Services adjustments	88	112	(7)	146	339	3	15	(43)	(93)	(118)
Other
Acquisition and transition-related costs*	—	—	—	1	1	—	—	2	1	3
Net unrealized (gain) loss from derivative instruments	(2)	24	(3)	7	26	29	(40)	(5)	6	(10)
Settlement charge related to former operations*	—	—	—	6	6	—	—	—	—	—
Total Other adjustments	(2)	24	(3)	14	33	29	(40)	(3)	7	(7)
Adjustments included in Modified EBITDA	97	139	24	164	424	36	(13)	(47)	101	77
Adjustments below Modified EBITDA
Transco rate case timing	—	—	—	—	—	11	35	(46)	—	—
Our share of fair value change from Cogentrix investment	—	—	—	—	—	—	—	—	(153)	(153)
Gain on remeasurement of Discovery investment	—	—	(127)	—	(127)	—	—	—	—	—
Gain on sale of Aux Sable investment	—	—	(149)	—	(149)	—	—	—	—	—
Our share of Blue Racer Midstream debt extinguishment loss	—	—	—	3	3	—	—	—	—	—
Our share of accelerated depreciation related to operator transition at Blue Racer Midstream	—	—	—	1	1	—	—	—	—	—
Imputed interest expense on deferred consideration obligations*	12	12	11	5	40	—	—	—	—	—
Amortization of intangible assets from 2021 Sequent acquisition	7	7	8	7	29	5	4	5	4	18
	19	19	(257)	16	(203)	16	39	(41)	(149)	(135)
Total adjustments	116	158	(233)	180	221	52	26	(88)	(48)	(58)
Less tax effect for above items	(28)	(38)	56	(42)	(52)	(12)	(6)	20	12	14
Adjustments for tax-related items (2)	—	—	—	(44)	(44)	—	—	25	(25)	—
Adjusted income from continuing operations available to common stockholders	$719	$521	$528	$579	$2,347	$730	$566	$603	$672	$2,571
Adjusted income from continuing operations - diluted earnings per common share (1)	$.59	$.43	$.43	$.47	$1.92	$.60	$.46	$.49	$.55	$2.10
Weighted-average shares - diluted (millions)	1,222	1,222	1,223	1,224	1,223	1,225	1,224	1,225	1,226	1,225
(1) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) The fourth quarter of 2024 includes an adjustment associated with a decrease in our estimated deferred state income tax rate. The third quarter of 2025 includes an adjustment associated with an increase in our estimated deferred state income tax rate. The fourth quarter of 2025 includes an adjustment associated with a decrease in our estimated deferred state income tax rate.
*Amounts are included in Additional adjustments on the Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO).

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2024					2025
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net income (loss)	$662	$426	$741	$517	$2,346	$729	$583	$683	$773	$2,768
Provision (benefit) for income taxes	193	129	227	91	640	193	174	246	244	857
Interest expense	349	339	338	338	1,364	349	350	372	371	1,442
Equity (earnings) losses	(137)	(147)	(147)	(129)	(560)	(155)	(142)	(152)	(311)	(760)
Other investing (income) loss - net	(24)	(18)	(290)	(11)	(343)	(8)	(4)	(19)	(11)	(42)
Proportional Modified EBITDA of equity-method investments	228	238	227	216	909	236	231	250	248	965
Depreciation, depletion, and amortization expenses	548	540	566	565	2,219	585	605	564	593	2,347
Accretion expense associated with asset retirement obligations for nonregulated operations	18	21	17	25	81	24	24	23	25	96
Modified EBITDA	$1,837	$1,528	$1,679	$1,612	$6,656	$1,953	$1,821	$1,967	$1,932	$7,673

Transmission, Power & Gulf	$829	$808	$811	$825	$3,273	$858	$891	$973	$998	$3,720
Northeast G&P	504	481	476	497	1,958	514	501	505	508	2,028
West	327	318	323	344	1,312	354	341	342	201	1,238
Gas & NGL Marketing Services	101	(126)	11	(110)	(124)	152	(30)	54	135	311
Other	76	47	58	56	237	75	118	93	90	376
Total Modified EBITDA	$1,837	$1,528	$1,679	$1,612	$6,656	$1,953	$1,821	$1,967	$1,932	$7,673

Adjustments (1):
Transmission, Power & Gulf	$10	$4	$19	$1	$34	$4	$12	$(26)	$—	$(10)
Northeast G&P	—	(2)	8	2	8	—	—	—	—	—
West	1	1	7	1	10	—	—	25	187	212
Gas & NGL Marketing Services	88	112	(7)	146	339	3	15	(43)	(93)	(118)
Other	(2)	24	(3)	14	33	29	(40)	(3)	7	(7)
Total Adjustments	$97	$139	$24	$164	$424	$36	$(13)	$(47)	$101	$77

Adjusted EBITDA:
Transmission, Power & Gulf	$839	$812	$830	$826	$3,307	$862	$903	$947	$998	$3,710
Northeast G&P	504	479	484	499	1,966	514	501	505	508	2,028
West	328	319	330	345	1,322	354	341	367	388	1,450
Gas & NGL Marketing Services	189	(14)	4	36	215	155	(15)	11	42	193
Other	74	71	55	70	270	104	78	90	97	369
Total Adjusted EBITDA	$1,934	$1,667	$1,703	$1,776	$7,080	$1,989	$1,808	$1,920	$2,033	$7,750

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income," which is also included in these materials.

Reconciliation of Cash Flow from Operating Activities to Non-GAAP Available Funds from Operations (AFFO)
(UNAUDITED)
	2024					2025
(Dollars in millions, except coverage ratios)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year

Net cash provided (used) by operating activities	$1,234	$1,279	$1,243	$1,218	$4,974	$1,433	$1,450	$1,439	$1,576	$5,898
Exclude: Cash (provided) used by changes in:
Accounts receivable	(314)	44	(97)	536	169	(82)	(219)	(83)	603	219
Inventories, including write-downs	(38)	35	1	1	(1)	(29)	86	4	(24)	37
Other current assets and deferred charges	(9)	(3)	28	(25)	(9)	40	(4)	7	28	71
Accounts payable	309	(90)	98	(456)	(139)	29	236	94	(474)	(115)
Other current liabilities	218	(142)	32	(143)	(35)	70	(220)	55	(75)	(170)
Changes in current and noncurrent commodity derivative assets and liabilities	68	73	(67)	212	286	(4)	(15)	(58)	(22)	(99)
Other, including changes in noncurrent assets and liabilities	61	90	49	45	245	29	48	76	60	213
Preferred dividends paid	(1)	—	(1)	(1)	(3)	(1)	—	(1)	(1)	(3)
Dividends and distributions paid to noncontrolling interests	(64)	(66)	(48)	(64)	(242)	(69)	(62)	(66)	(62)	(259)
Contributions from noncontrolling interests	26	10	—	—	36	5	14	3	14	36
Additional Adjustments *	17	20	48	12	97	24	3	(21)	24	30
Available funds from operations	$1,507	$1,250	$1,286	$1,335	$5,378	$1,445	$1,317	$1,449	$1,647	$5,858

Common dividends paid	$579	$579	$579	$579	$2,316	$610	$611	$611	$610	$2,442

Coverage ratio:
Available funds from operations divided by Common dividends paid	2.60	2.16	2.22	2.31	2.32	2.37	2.16	2.37	2.70	2.40

*See detail on Reconciliation of Income (Loss) from Continuing Operations Attributable to The Williams Companies, Inc. to Non-GAAP Adjusted Income. The first quarter of 2025 also includes $20 million related to an expected distribution from an equity-method investee not received until early April. This amount is excluded from the second quarter of 2025. The fourth quarter of 2025 also includes $15 million related to an expected distribution from an equity‑method investee not received until early January 2026, and this amount will be excluded from the first quarter of 2026.

Reconciliation of Net Income (Loss) from Continuing Operations to Modified EBITDA, Non-GAAP Adjusted EBITDA and Cash Flow from Operating Activities to Available Funds from Operations (AFFO)

	2026 Guidance
(Dollars in millions, except per-share amounts and coverage ratio)	Low	Mid	High

Net income (loss) from continuing operations	$3,010	$3,125	$3,240
Provision (benefit) for income taxes	905	940	975
Interest expense		1,485
Equity (earnings) losses		(600)
Proportional Modified EBITDA of equity-method investments		970
Depreciation, depletion, and amortization expenses and accretion for asset retirement obligations associated with nonregulated operations		2,470
Other		(5)
Modified EBITDA	$8,235	$8,385	$8,535
EBITDA Adjustments		(185)
Adjusted EBITDA	$8,050	$8,200	$8,350

Net income (loss) from continuing operations	$3,010	$3,125	$3,240
Less: Net income (loss) attributable to noncontrolling interests and preferred dividends		180
Net income (loss) from continuing operations attributable to The Williams Companies, Inc. available to common stockholders	$2,830	$2,945	$3,060

Adjustments:
Adjustments included in Modified EBITDA(1)		(185)
Adjustments below Modified EBITDA (1)		11
Allocation of adjustments to noncontrolling interests		—
Total adjustments		(174)
Less tax effect for above items		44
Adjusted income from continuing operations available to common stockholders	$2,700	$2,815	$2,930
Adjusted income from continuing operations - diluted earnings per common share	$2.20	$2.29	$2.38
Weighted-average shares - diluted (millions)		1,229

Available Funds from Operations (AFFO):
Net cash provided by operating activities (net of changes in working capital, changes in current and noncurrent derivative assets and liabilities, and changes in other, including changes in noncurrent assets and liabilities)	$6,315	$6,430	$6,545
Preferred dividends paid		(3)
Dividends and distributions paid to noncontrolling interests		(260)
Contributions from noncontrolling interests		48
Additional adjustments(1)		(15)
Available funds from operations (AFFO)	$6,085	$6,200	$6,315
AFFO per common share	$4.95	$5.05	$5.14
Common dividends paid		$2,575
Coverage Ratio (AFFO/Common dividends paid)	2.36x	2.41x	2.45x

(1) Includes items of income or loss that we characterize as unrepresentative of our ongoing operations.

Forward-Looking Statements
The reports, filings, and other public announcements of The Williams Companies, Inc. (Williams) may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcomes of regulatory proceedings, market conditions, and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical facts, included in this report that address activities, events, or developments that we expect, believe, or anticipate will exist or may occur in the future, are forward-looking statements. Forward-looking statements can be identified by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” “assumes,” “guidance,” “outlook,” “in-service date,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•Levels of dividends to Williams' stockholders;

•Future credit ratings of Williams and its affiliates;

•Amounts and nature of future capital expenditures;

•Expansion and growth of business and operations;

•Expected in-service dates for capital projects;

•Financial condition and liquidity;

•Business strategy;

•Cash flow from operations or results of operations;

•Rate case filings;

•Seasonality of certain business components;

•Natural gas, natural gas liquids, and crude oil prices, supply, and demand;

•Demand for services.

Forward-looking statements are based on numerous assumptions, uncertainties, and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•Availability of supplies, market demand, and volatility of prices;

•Development and rate of adoption of alternative energy sources;

•The impact of existing and future laws and regulations, the regulatory environment, environmental matters, and litigation, as well as our ability and the ability of other energy companies with whom we conduct or seek to conduct business, to obtain necessary permits and approvals, and our ability to achieve favorable rate proceeding outcomes;

•Exposure to the credit risk of customers and counterparties;

•Our ability to acquire new businesses and assets and successfully integrate those operations and assets into existing businesses as well as successfully expand our facilities, and consummate asset sales on acceptable terms;

•The ability to successfully identify, evaluate, and timely execute our capital projects and investment opportunities;

•The strength and financial resources of our competitors and the effects of competition;

•The amount of cash distributions from and capital requirements of our investments and joint ventures in which we participate;

•The ability to effectively execute our financing plan;

•Increasing scrutiny and changing expectations from stakeholders with respect to environmental, social, and governance practices;

•The physical and financial risks associated with climate change;

•The impacts of operational and developmental hazards and unforeseen interruptions;

•The risks resulting from outbreaks or other public health crises;

•Risks associated with weather and natural phenomena, including climate conditions and physical damage to our facilities;

•Acts of terrorism, cybersecurity incidents, and related disruptions;

•Costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•Changes in maintenance and construction costs, as well as our ability to obtain sufficient construction-related inputs, including skilled labor;

•Inflation, interest rates, tariffs on foreign-made materials and goods (including steel and steel pipes) necessary to our business, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on customers and suppliers);

•Risks related to financing, including restrictions stemming from debt agreements, future changes in credit ratings as determined by nationally recognized credit rating agencies, and the availability and cost of capital;

•The ability of the members of the Organization of Petroleum Exporting Countries and other oil exporting nations to agree to and maintain oil price and production controls and the impact on domestic production;

•Changes in the current geopolitical situation, including the Russian invasion of Ukraine and conflicts in the Middle East;

•Changes in U.S. governmental administration and policies;

•Whether we are able to pay current and expected levels of dividends;

•Additional risks described in our filings with the Securities and Exchange Commission (SEC).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to, and do not intend to, update the above list or announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above and referred to below may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Because forward-looking statements involve risks and uncertainties, we caution that there are important factors, in addition to those listed above, that may cause actual results to differ materially from those contained in the forward-looking statements. For a detailed discussion of those factors, see (a) Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 25, 2025, and (b) Part II, Item 1A. Risk Factors in subsequent Quarterly Reports on Form 10-Q, and (c) when filed with the SEC, Part I, Item 1A Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025.

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